Exhibit 10.1

CONSENT AND FIRST AMENDMENT TO
NON-NEGOTIABLE, SUBORDINATED NOTE
DUE MAY 30, 2010
____________________________

Fresno, California
November 20, 2008

This First Amendment to the Non-Negotiable, Subordinated Note Due May 30, 2010, dated as of November 20, 2008 (this "Amendment"), is entered into by and between Gottschalks Inc., a Delaware corporation ("Debtor"), and The Harris Company, a California corporation ("Creditor").

RECITALS

WHEREAS, Creditor is the owner and holder of that certain Non-Negotiable, Subordinated Note with a Maturity Date of May 30, 2009, dated as of December 7, 2004 and executed by Debtor, in the original principal amount of Twenty Two Million One Hundred Seventy-Nine Thousand Five Hundred Ninety-Eight Dollars ($22,179,598.00), as modified by that certain Allonge to the Non-Negotiable, Subordinated Note Due May 30, 2009, dated as of July 25, 2008, which modified, among other things, the outstanding principal amount, as of the date thereof, to Sixteen Million One Hundred Seventy-Nine Thousand Five Hundred Ninety-Eight Dollars ($16,719,598.00) and extended the Maturity Date to May 30, 2010 (as it may be further amended, supplemented, restated or otherwise modified, the "Note"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

WHEREAS, Debtor entered into that certain Investment Agreement with Everbright Development Overseas Securities Ltd. d/b/a Everbright Development Overseas, Ltd., a British Virgin Islands corporation ("Investor"), dated as of November 20, 2008 (as it may be amended, supplemented, restated or otherwise modified, the "Investment Agreement"), whereby the Investor has agreed, among other things, to purchase certain shares of common stock and other equity interests in the Debtor in exchange for, among other things, the transfer of all of the equity of Everbright Asia Limited, a British Virgin Islands corporation ("Everbright Asia"), to Debtor and to enter into a Capital Call Agreement (as it may be amended, supplemented, restated or otherwise modified, the "Capital Call Agreement") pursuant to which Investor may lend Debtor amounts from time (such transactions collectively referred to herein as the "Everbright Transactions").

WHEREAS, Debtor is entering into that certain Amendment No. 2 to Second Amended and Restated Credit Agreement (the "Second Amendment") dated as of November 20, 2008 with General Electric Capital Corporation ("GECC"), as Agent for the Lenders, The CIT Group/Business Credit, Inc. and the other Lenders party thereto, pursuant to which, among other things, GECC and the Lenders are consenting to the Everbright Transactions and requiring that Creditor enter into that certain Subordination Agreement (the "Subordination Agreement") dated as of November 20, 2008 with Debtor and GECC.

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WHEREAS, in connection with the Everbright Transactions, Debtor has requested that Creditor and Creditor desires to (a) permit and consent to the Everbright Transactions (b) require that Everbright Asia deliver a Subordinated Guaranty to the Note upon consummation of the Everbright Transactions in the form of Exhibit A annexed hereto (the "Everbright Asia Guaranty") and (b) amend the Note to make certain amendments as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto agree as follows:

Section 1.   Consent and Delivery of Everbright Asia Guaranty.

  Creditor hereby consents to the Everbright Transactions and acknowledges and agrees that (i) no Change of Control or Event of Default or Potential Event of Default under the Note shall occur or be deemed to occur as a result of the consummation of the Everbright Transactions, (ii) all debt incurred pursuant to the Everbright Transactions will be permitted under the Note and will not be required to be subordinated to the Note pursuant to Section 9 thereof or otherwise and (iii) the Note and Everbright Asia Guaranty shall be subject to the Subordination Agreement.

  Upon the closing contemplated by Article VI of the Investment Agreement, Debtor shall cause Everbright Asia to enter into the Everbright Asia Guaranty; it being understood that the failure of Everbright Asia to enter into the Everbright Asia Guaranty, as provided in this Section, shall constitute an Event of Default under the Note.

Section 2.   Amendments

  The Note shall be amended by adding the following legend thereto:

  "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") dated as of November 20, 2008 among The Harris Company ("Creditor"), Gottschalks Inc. ("Debtor"), and General Electric Capital Corporation ("Agent"), to the indebtedness (including interest) owed by the Debtor pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 26, 2007 among the Debtor, Agent and the lenders from time to time party thereto, as such agreement has been and hereafter may be further amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

  Section 5 of the Note shall be amended by amending and restating said section in its entirety as follows:

"5. Prepayment of Principal Amount. Debtor shall have the right, at any time, to prepay the Principal Amount in whole or in part, without penalty or

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premium, subject to the restrictions under the Credit Agreement and the Subordination Agreement."

Section 3.   Condition to Effectiveness. Section 1 and 2 of this Amendment shall only become effective upon (a) the execution of this Amendment by each of the Debtor and Creditor, (b) the execution and delivery of the Second Amendment and (c) the execution and delivery of the Subordination Agreement.

Section 4.   Effect on the Note. Except as specifically amended by this Amendment, the Note shall remain in full force and effect and is hereby ratified and confirmed in all respects. Nothing herein is intended to nor shall constitute a novation of the Note or the obligations evidenced thereby, which (as amended, supplemented, restated or modified) on the date hereof shall remain in full force and effect, but shall be governed under the terms and conditions of the Note as modified by this Amendment.

Section 5.   Counterparties. This Amendment may be executed in any number of counterparts. All counterparts shall collectively constitute a single agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers, as of the day and year and the place first written above.

GOTTSCHALKS INC.

By: /s/ James R. Famalette
     James R. Famalette
     President and CEO

THE HARRIS COMPANY

By: /s/ Jorge Pont
     Jorge Pont
     President and CEO

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Exhibit A

EXHIBIT A

EVERBRIGHT ASIA SUBORDINATED GUARANTY OF ECI NOTE

In order to induce The Harris Company, a California corporation ("Creditor") to maintain credit to Gottschalks Inc., a Delaware corporation ("Debtor") pursuant to the Non-Negotiable Subordinated Note Due May 30, 2009 issued by Debtor in favor of Creditor (as amended, supplemented, restated or otherwise modified from time to time, the "ECI Note"; terms defined therein and not otherwise defined herein being used herein as therein defined) and in consideration of, among other things, Creditor's waiver of its right to accelerate the maturity of the ECI Note as a result of certain transactions entered into among Debtor and affiliates of Guarantor, the undersigned ("Guarantor") hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §  362(a)). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Debtor now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the ECI Note.

Guarantor acknowledges that the Obligations have been incurred for and will inure to the benefit of Guarantor.

In the event that all or any portion of the Obligations is paid by Debtor, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Creditor as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations.

Upon the failure of Debtor to pay any of the Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Creditor an amount equal to the aggregate of the unpaid Obligations.

Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Creditor may enforce this Guaranty upon the occurrence of an Event of Default under the ECI Note notwithstanding the existence of any dispute between Debtor and Creditor with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the obligations of Debtor under the ECI Note and the obligations of any other

Exhibit A

guarantor of the obligations of Debtor under the ECI Note and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Debtor or any of such other guarantors and whether or not Debtor is joined in any such action or actions; (d) Guarantor's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Obligations that has not been paid; (e) Creditor may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of Creditor in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Creditor may have against any such security, as Creditor in its discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to it under the ECI Note, at law or in equity; and (f) this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the ECI Note or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though Creditor might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which Debtor may allege or assert against Creditor in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Obligations.

Exhibit A

Guarantor hereby waives, for the benefit of Creditor: (a) any right to require Creditor, as a condition of payment or performance by Guarantor, to (i) proceed against Debtor, any other guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Debtor, any other guarantor of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Creditor in favor of Debtor or any other Person, or (iv) pursue any other remedy in the power of Creditor whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Debtor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Debtor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Creditor's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the ECI Note or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Debtor and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

Until the Obligations shall have been paid in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Debtor or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Debtor, (ii) any right to enforce, or to participate in, any claim, right or remedy that Creditor now has or may hereafter have against Debtor, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Creditor, and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Debtor or against any collateral or security, and any rights of contribution Guarantor may have against any such

Exhibit A

other guarantor, shall be junior and subordinate to any rights Creditor may have against Debtor, to all right, title and interest Creditor may have in any such collateral or security, and to any right Creditor may have against such other guarantor.

Guarantor agrees to pay, or cause to be paid, on demand, and to save Creditor harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel) incurred or expended by Creditor in connection with the enforcement of any rights under this Guaranty.

It is not necessary for Creditor to inquire into the capacity or powers of Guarantor or Debtor or the directors, officers or any agents acting or purporting to act on behalf of any of them.

Guarantor hereby represents and warrants to Payee that:

(a) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(b)  Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

(c) this Guaranty has been duly executed and delivered by a duly authorized officer of Guarantor, and this Guaranty constitutes the legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally; and

(d) the execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or bylaws of Guarantor or any securities issued by Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Creditor shall have no obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Debtor. Guarantor has adequate means to obtain information from Debtor on a continuing basis concerning the financial condition of Debtor and its ability to perform its obligations under the ECI Note, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Debtor and of all circumstances bearing upon the risk of nonpayment of the Obligations. Guarantor hereby waives and relinquishes any duty on the part of Creditor to disclose any matter, fact or thing relating to the business, operations or conditions of Debtor

Exhibit A

now known or hereafter known by Creditor.

The rights, powers and remedies given to Creditor by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Creditor by virtue of any statute or rule of law or in the ECI Note or any agreement between Guarantor and Creditor or between Debtor and Creditor. Any forbearance or failure to exercise, and any delay by Creditor in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

This Guaranty shall inure to the benefit of Creditor and its successors and assigns. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND CREDITOR HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

The parties agree that any dispute, controversy or claim (including any counterclaim) ("Dispute") arising out of or relating to this Guaranty shall be finally resolved by confidential binding arbitration in Fresno County as the sole and exclusive method of resolving such dispute, controversy or claim. Any Dispute shall be settled by arbitration under the rules then in effect of JAMS/Endispute conducted by a single arbitrator reasonably acceptable to the parties. The arbitrator shall have no power to amend this Guaranty. The arbitrator shall issue an award in writing (including an explanation of the grounds for such award) as promptly as practicable which shall be final and binding on the parties. Judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Guaranty shall be instituted in any court by any party except (a) an action to compel arbitration pursuant to this paragraph; or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this paragraph. Pending the submission to arbitration and thereafter until the arbitrator publishes its award, each party shall, except in the event of termination, continue to perform all its obligations under this Guaranty without prejudice to a final adjustment in accordance with the award.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT ("SUBORDINATION AGREEMENT") DATED AS OF NOVEMBER __, 2008 BY AND AMONG DEBTOR, CREDITOR AND GENERAL ELECTIC CAPITAL CORPORATION ("GECC"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY DEBTOR PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 26, 2007 BY AND AMONG DEBTOR, GECC (AS AGENT) AND THE LENDERS

Exhibit A

FROM TIME TO TIME PARTY THERETO, AS SUCH AGREEMENT HAS BEEN AND HEREAFTER MAY BE FURTHER AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND CREDITOR, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date set forth below.

GUARANTOR:

EVERBRIGHT ASIA LIMITED

By: ______________________________
Name: ___________________________
Title: ____________________________

Date: ________ __, 200_

Address:____________________________
            ____________________________
            ____________________________